[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.

                     ATLANTIC CITY ELECTRIC COMPANY
                     First Mortgage Bond, Designated
                   Secured Medium Term Note, Series D

CUSIP:                             Issue Date:

Maturity Date:                     Interest Rate:

Principal Amount:  $

Redeemable by Regular Redemption:  Yes ___ No ___

In Whole:  Yes ___ No ___
In Part:   Yes ___ No ___
Initial Regular Redemption Date:
Regular Redemption Limitation Date:
Initial Regular Redemption Price:
Reduction Percentage:

Redeemable by Special Redemption:  Yes ___ No ___

In Whole:  Yes ___ No ___
In Part:   Yes ___ No ___
Initial Regular Redemption Date:
Special Redemption Limitation Date:

          ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter called the Company), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above at the office or agency of the Company in the Borough of Manhattan, The City of New York in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the Issue Date specified above or from the most recent interest payment date to which interest has been paid, at the Interest Rate per annum specified above in like money at such office or agency on March 1 and September 1 of each year, commencing on the interest payment date next succeeding the Issue Date, until the Company's obligation with respect to the payment of such Principal Amount shall have been discharged; provided, however, that if this bond shall be authenticated after a Record Date (as hereinafter defined) for any interest payment date and prior to such interest payment date, interest shall be payable to such registered owner only from such interest payment date; and provided, further, that (i) if the Issue Date shall be after a Record Date with respect to any interest payment date and prior to the corresponding interest payment date, this bond shall bear interest from the Issue Date but payment of interest shall commence on the second interest payment date succeeding the Issue Date, and (ii) interest payable on the Maturity Date will be payable to the person to whom such principal shall be payable.

          The interest so payable upon any March 1 or September 1 will, subject to certain exceptions described above and as provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Record Date with respect to any interest payment date. "Record Date" shall mean the February 15 preceding such March 1 or the August 15 preceding such September 1, as the case may be, or, if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, Designated Secured Medium Term Notes, Series D, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the Mortgage), dated January 15, 1937, executed by the Company to THE BANK OF NEW YORK, as Trustee, to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least seventy-five per centum (75%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof.

          The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

          The bonds of this series are issuable only as fully registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and upon payment of the charges prescribed in the Mortgage, and thereupon a new registered bond or bonds of authorized denominations of the same series for a like principal amount and having the same Issue Date, Maturity Date, Interest Rate and redemption provisions, if any, will be issued to the transferee in exchange herefor as provided in the Mortgage. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds of this series may be exchanged for a like aggregate principal amount of registered bonds of other authorized denominations of the same series having the same Issue Date, Maturity Date, Interest Rate and redemption provisions, if any, upon surrender thereof for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

          The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of principal or (subject to the provisions of the Mortgage) interest hereon and for all other purposes and the Company and the Trustee shall not be affected by any notice to the contrary.

          The Company shall not be required to make transfers or exchanges of bonds of this series for a period of sixteen days next preceding any interest payment date of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

          This bond shall be redeemable to the extent set forth herein and in the Mortgage upon not less than thirty, but not more than ninety, days previous notice by mail to the registered owner.

          If so specified on the face hereof, this bond is subject to Regular Redemption at any time on or after the Initial Regular Redemption Date specified on the face hereof, as a whole or, if specified, in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Unless otherwise specified on the face hereof, such redemption price shall be the Initial Regular Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Regular Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Regular Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this bond.

          If so specified on the face hereof, this bond is subject to Special Redemption at any time on or after the Initial Special Redemption Date specified on the face hereof, as a whole or, if specified, in part, at the election of the Company, if redeemed by the use of proceeds of released property or the proceeds of insurance, at 100% of the principal amount hereof plus accrued interest to the date fixed for redemption.

          Notwithstanding the foregoing, the Company may not, prior to the Regular Redemption Limitation Date, if any, or the Special Redemption Limitation Date, if any, as the case may be, specified on the face hereof, redeem this bond by Regular Redemption or Special Redemption, as the case may be, as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the effective interest cost to the Company (similarly calculated) of this bond.

          No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors, as such, being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK, the Trustee under the
Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.


          IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY has caused this instrument to be executed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

(Seal)

                              ATLANTIC CITY ELECTRIC COMPANY


                              By:
                                   VicePresident

Attest:



Secretary


                   TRUSTEE'S AUTHENTICATION CERTIFICATE

          This bond is one of the bonds, of the series herein designated, described in the within-mentioned Mortgage.

               THE BANK OF NEW YORK,
                         Trustee,


               By:
               Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto





[please insert social security
or other identifying number of
assignee]

[Name and address of
transferee must be printed or
typewritten]







the within bond of ATLANTIC CITY ELECTRIC COMPANY and does hereby irrevocably constitute and appoint attorneys to transfer said bond on the books of the within - mentioned Company, with full power of substitution in the premises.

Dated: